                                                                     EXHIBIT 8.1


                        [LETTERHEAD OF LATHAM & WATKINS]


                                August 19, 1999

Excel Legacy Corporation
16955 Via Del Campo, Suite 100
San Diego, California 92127

      Re: Excel Legacy Corporation

Ladies and Gentlemen:

      We have acted as special tax counsel to Excel Legacy Corporation, a Delaware corporation (the "Company"), in connection with the registration of (i) 9.0% Convertible Subordinated Debentures due 2004 of the Company (the "Debentures"), (ii) 10.0% Senior Notes due 2004 of the Company (the "Notes"), and (iii) Common Stock, par value $0.01 per share, of the Company issuable upon conversion of the Debentures (the "Common Stock"), pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on June 9, 1999 (File No. 333-80339) (as amended, and together with the information incorporated by reference or deemed included therein, the "Registration Statement"). In accordance with the terms of the Stockholders Agreement (as defined in the Registration Statement), the Company agreed to offer (the "Exchange Offer") to all holders of Common Stock of Price Enterprises, Inc., a Maryland corporation ("PEI"), $8.50 per share for all outstanding shares of PEI Common Stock, comprised of $4.25 in cash, $2.75 in principal amount of the Debentures, and $1.50 in principal amount of the Notes.

      You have requested our opinion concerning certain of the material United States federal income tax consequences in connection with the Exchange Offer.

      In formulating our opinion, we examined such documents as we deemed appropriate, including (i) the Registration Statement, (ii) the Stockholders Agreement, (iii) the Company's charter and

Excel Legacy Corporation
August 19, 1999
Page 2

bylaws, and (iv) such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of the Company. This opinion is based on various statements of fact and assumptions, including the statements of fact and representations set forth in the Registration Statement. The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, statements and representations set forth in the documents and filings referred to herein.

      As special tax counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For purposes of this opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents.

      In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

      We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. We express no opinion as to (i) whether PEI was organized in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) whether PEI's method of operation has enabled PEI to meet the requirements for qualification and taxation as a real estate investment trust under the Code, or (iii) the effect of the Exchange Offer on PEI's status as a real estate investment trust.

      Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, it is our opinion that the statements in the Registration Statement set forth under the caption "United States Federal Income Tax Consequences," to the extent such statements constitute matters of law, summaries of legal matters or legal conclusions, are the material United States federal income tax consequences relevant to the Exchange Offer and the acquisition, ownership and disposition of the Debentures, Notes and Common Stock by United States Holders (as defined in the "United States Federal Income Tax Consequences" portion of the Registration Statement).

      No opinion is expressed as to any matter not discussed herein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated

Excel Legacy Corporation
August 19, 1999
Page 3

herein. Also, any variation or difference in the facts, information, statements and representations from those set forth in the statements of fact and representations set forth in the Registration Statement may affect the conclusions stated herein.

      Except as provided below, this opinion is rendered only to you and is for your use in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be relied upon by the investors who acquire the Debentures and the Notes pursuant to the Exchange Offer. This opinion speaks only as of the date hereof and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

      We hereby consent to being named as counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ LATHAM & WATKINS